EXHIBIT 99.1

           CUSIP# 678046 10 3
NYSE Amex: BQI

NEWS RELEASE

DATE:  November 27, 2009

Oilsands Quest announces restatement of financial statements

Calgary, Alberta -- Oilsands Quest Inc. (NYSE Amex: BQI) (the “Company”) announced today that it has amended and filed its Form 10-Q for the quarter ended July 31, 2009 with the United States Securities and Exchange Commission and with securities commissions in Canada.  The amendment is required in order to restate the expense recorded for stock based compensation for the 3 months ended July 31, 2009 to correctly account for the forfeiture of options for employees who have left the company, as required by authoritative guidance on Share Based Payment issued by the Financial Accounting Standards Board.

The restatement does not have any impact on the Company’s cashflows for the affected period nor does it affect the extent or value of the Company's resource base or other assets.

About Oilsands Quest
Oilsands Quest Inc. (www.oilsandsquest.com) is exploring one of Canada's largest holdings of contiguous oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first global-scale oil sands discovery. It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:
Garth Wong
Chief Financial Officer

Or

Riyaz Mulji
Manager, Investor Relations

Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941